UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 28, 2016

(Date of earliest event reported)

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001‑33368	91‑2143667
(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, Suite 300 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 800‑6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

⃞ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

⃞ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director

On March 28, 2016, Lorne Abony, a member of the Board of Directors (the “Board”) of Glu Mobile Inc. (the “Company”) since April 2013, informed the Company that he was resigning from the Board, effective immediately.  Mr. Abony’s decision to resign from the Board was not due to a disagreement with the Company relating to its operations, policies or practices.  In January 2016, Mr. Abony became Chief Executive Officer of Fast Forward Innovations Limited, and Mr. Abony determined that the related demands of this new role will preclude him from providing the level of time and attention necessary to fulfill his duties to the Board and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: April 1, 2016	By:	/s/ Scott J. Leichtner
	Name:	Scott J. Leichtner
	Title:	Vice President and General Counsel